Exhibit 3.112

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:44 PM 01/30/2012
FILED 01:44 PM 01/30/2012
SRV 120100151 — 5102253 FILE

CERTIFICATE OF FORMATION
OF

ATLANTIC OKLAHOMA WIND, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Atlantic Oklahoma Wind, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904

Executed on January 30, 2012

/s/ David S. Ezrilov
David S. Ezrilov

RESIGNATION OF ORGANIZER
OF
ATLANTIC OKLAHOMA WIND, LLC

I, David S. Ezrilov, the sole organizer of Atlantic Oklahoma Wind, LLC, a Delaware limited liability company (the “Company”), hereby resign as organizer of the Company and assign all of my rights and duties to the Company’s sole member, Atlantic Power Transmission, Inc., a Delaware corporation, and to the duly elected officers of the Company.

Dated effective as of January 30, 2012.

/s/ David S. Ezrilov
David S. Ezrilov
Sole Organizer

ORGANIZATIONAL RESOLUTIONS
OF THE
SOLE MEMBER OF
ATLANTIC OKLAHOMA WIND, LLC
ADOPTED WITHOUT MEETING

The undersigned, as the sole member of Atlantic Oklahoma Wind, LLC, a Delaware limited liability company (the “Company”), do hereby adopt the following organizational resolutions in writing pursuant to the Delaware Limited Liability Company Act.

1.                                      Certificate of Formation

RESOLVED, that the Certificate of Formation of the Company, filed with the Delaware Secretary of State on January 30, 2012, is adopted and approved.

RESOLVED FURTHER, that when and as received from the Delaware Secretary of State, a certified copy of the Certificate of Formation shall be inserted in the Company’s minute book and made a permanent part of its records.

2.                                      Officers

RESOLVED, that all formalities pertaining to the nomination and election of the Company’s officers are waived and the following persons are elected to the position(s) set forth after their respective names, to hold such position(s) until the election and qualification of their respective successors or until their earlier death, resignation removal or disqualification:

Name	Title(s)

Barry E. Welch	President
Paul H. Rapisarda	Vice President

RESOLVED FURTHER, that all actions of the above named individuals previously taken on behalf of the Company in anticipation of election as officers of the Company are ratified, confirmed and approved.

3.                                      Organizational Expenditures

RESOLVED, that the officer(s) of the Company are authorized to pay all charges and expenses arising out of the organization of the Company and to reimburse any persons who have made any disbursements therefor.

4.                                      Membership Interests

RESOLVED, that the Contribution Agreement dated January 30, 2012, wherein Atlantic Power Transmission, Inc. has offered to pay the contributions stated therein to the Company in exchange for a one hundred percent (100%) membership interest in the Company, is hereby accepted by the Company.

RESOLVED FURTHER, that the offer mentioned above is accepted and such consideration represents a fair value to the Company for one hundred percent (100%) membership interest in the Company.

5.                                      Banking

RESOLVED, that the resolutions appearing upon the certificate of resolutions form provided by the bank designated as the Company’s depository, a copy of which is attached, are adopted, and each of the persons named therein are authorized and empowered to sign checks and other orders for withdrawals of funds and to take such other actions as are in accordance with the terms of such resolutions.

6.                                      Fiscal Year

RESOLVED, that the initial fiscal year of the Company shall end December 31, 2012; thereafter the Company’s fiscal year shall begin the first day of January and shall end on the last day of December.

7.                                      Company Seal

RESOLVED, that the Company shall have no company seal.

2

Dated and effective: January 30, 2012

ATLANTIC POWER TRANSMISSION, INC.

By	/s/ Barry E. Welch
Barry E. Welch
President

3

CONTRIBUTION AGREEMENT

January 30, 2012

The undersigned hereby subscribes for and proposes to purchase a one hundred percent (100%) membership interest in Atlantic Oklahoma Wind, LLC (the “Company”). In consideration of the Company’s acceptance of this Contribution Agreement and the reflection of such contribution upon the records of the Company, the undersigned shall pay to the Company the contribution of One Hundred Dollars ($100.00).

[Signature on the following page]

ATLANTIC POWER TRANSMISSION, INC.

By:	/s/ Barry E. Welch
Barry E. Welch
President

2